Exhibit 10.1
EMERGENT BIOSOLUTIONS INC.
EMPLOYEE STOCK OPTION PLAN
(as amended and restated effective January 26, 2005)
     BioPort Corporation, a Michigan corporation, previously adopted the BioPort Corporation Employee Stock Option Plan, as amended from time to time. Effective June 30, 2004, the Company has assumed the BioPort Corporation Employee Stock Option Plan, as amended and restated herein, and assumed all Options previously granted under that plan that have not been exercised on or before June 30, 2004. Options assumed by the Company are converted to Options to acquire Emergent Common Stock, and the Optionees are entitled to receive, upon Option exercise, one share of Common Stock for every share of BioPort class B common stock they would have otherwise been entitled to receive upon exercise of the Option before assumption.
     When the Options were initially granted, they were intended to qualify as Incentive Stock Options. Certain Options would have expired on June 30, 2004, but are being extended in connection with this assumption. Those Options being extended will be considered Nonqualified Stock Options after June 30, 2004. Other Options are being assumed but not extended. Options which are being assumed but not extended will continue to be considered Incentive Stock Options. The assumption by the Company of this Plan and the options previously granted under the BioPort Corporation Employee Stock Option Plan are not intended to confer any additional benefits to Optionees holding those Options. The Company intends that the Options being assumed and not extended will continue to qualify as Incentive Stock Options after their assumption by the Company and the Company will interpret this Plan in a manner consistent with that intention.
1. Purpose
     This Emergent BioSolutions Inc. Employee Stock Option Plan, sponsored by EMERGENT BIOSOLUTIONS INC., a Delaware corporation, is intended to provide incentive to persons who are Employees, and to promote the success of the Company’s business, by providing those Employees with opportunities to purchase shares of the Company’s Class B nonvoting common stock under (a) Incentive Stock Options, and (b) Nonqualified Stock Options.
2. Definitions
     As used in this Plan, the following words and phrases shall have the meanings indicated:
     (a) “Board” shall mean the Company’s board of directors.
     (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (c) “Committee” shall mean the Company’s Compensation Committee, or, in the absence of a Compensation Committee, the Board.

     (d) “Common Stock” shall mean the Class B nonvoting common stock of the Company.
     (e) “Company” shall mean Emergent BioSolutions Inc., a Delaware corporation, its successors and assigns.
     (f) “Employee” means an individual in the regular employment of the Employer and classified by the Employer as a common law employee and who is on the payroll of the Employer, excluding an independent contractor and any individual not reported through the payroll system of the Employer as a common law employee, even if that individual is subsequently recharacterized as a common law employee by a court of competent jurisdiction, appropriate administrative agency, the Employer, or any other person or entity.
     (g) “Employer” shall mean the Company and any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively.
     (h) “Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market, or (iv) if no price can be determined under the preceding alternatives, then the price per share as most recently determined by the Board based on all the relevant facts and circumstances, including, but not limited to, any discount for any minority interest, lack of marketability, and illiquidity of the shares. The Board shall make such determinations of value in accordance with (iv) at least once annually; provided that, if such determination is not made by the Board in any given year, then the most recent determination of value shall continue in effect. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Stock subject to an Option shall be inconsistent with Section 422 of the Code and the regulations thereunder.
     (i) “Grant Date” means the date on which the Committee adopts a resolution expressly granting an Option.
     (j) “Incentive Stock Option” means any Option to purchase Common Stock which is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
     (k) “Nonqualified Stock Option” means any Option to purchase Common Stock which is not intended to qualify as an Incentive Stock Option.
     (l) “Option” shall mean any option granted under this Plan, and any option originally granted by BioPort Corporation, and assumed by the Company.

     (m) “Option Agreement” means the written agreement evidencing the grant of an Option in such form as the Committee may from time to time prescribe.
     (n) “Option Exercise Price” shall have the meaning assigned to such term in Section 7(b).
     (o) “Optionee” shall mean any person to whom an Option is granted under this Plan.
     (p) “Plan” shall mean this Emergent BioSolutions Inc. Employee Stock Option Plan, as set forth in this plan document and as may be amended from time to time.
     (q) “Plan Action” shall have the meaning assigned to such term in Section 9(a).
     (r) “Ten Percent Shareholder” shall mean an Optionee who, at the time an Option is granted, owns directly or indirectly (within the meaning of Section 424(d) of the Code), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Employer.
     (s) “Termination of Employment” shall mean termination of employment with the Employer as determined by the Committee. The Committee may in its discretion determine whether any leave of absence constitutes a Termination of Employment for purposes of this Plan and the impact, if any, of any such leave of absence on Options made under this Plan.
3. General Administration
     (a) This Plan shall be administered by the Committee.
     (b) The Board may at any time and from time to time provide the Committee with instructions regarding the specific terms and conditions attributable to the Options to be granted to identified Optionees. In addition, the Board may provide general recommendations or guidelines to the Committee regarding the terms and conditions of Options to be granted with respect to particular unfilled job slots or Options to be granted among general categories of Employees. The Committee shall comply with any such instructions and shall consider in good faith any such recommendations or guidelines in developing its own decisions as to the issuance of Options in situations where the Board has not delivered specific instructions. Subject to the above-referenced authority of the Board, the Committee shall have the authority (i) to exercise all of the powers granted to it under this Plan, (ii) to construe, interpret and implement this Plan and any Option Agreements executed pursuant to Section 7 below, (iii) to prescribe, amend and rescind rules and regulations relating to this Plan, including rules governing the Committee’s own operations, (iv) to make all determinations necessary or advisable in administering this Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in this Plan; (vi) to select the Employees to be granted Options under the Plan; (vii) to fix the number of shares granted under each Option; (viii) to determine the exercise price of Options granted; and (ix) to set the terms and conditions of each Option.
     (c) Actions of the Committee shall be taken by the affirmative vote of a majority of the Committee members. Any action may be taken by an instrument signed by a majority of the Committee members, including counterpart signatures, and action so taken shall be fully as effective as if such action had been taken by a vote at a Committee meeting.
     (d) The determination of the Committee on all matters relating to this Plan or any Option Agreement shall be final, binding and conclusive on all persons.
     (e) No Committee member shall be liable for any action or determination made in good faith with respect to this Plan, including any Option.
     (f) Notwithstanding any provision of the Plan to the contrary, after December 31, 2004, the Board and the Committee may only grant those Options that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code.
4. Granting of Options and Term of Plan
     Options may be granted from time to time within a period of five (5) years from the date of the Company’s assumption of this Plan, which is June 30, 2004, unless the Plan is terminated sooner.
5. Eligibility
     Subject to the authority of the Board described in Section 3(b), the Committee may grant Options in such amounts and to such Employees as the Committee determines in its sole discretion.
6. Common Stock
     (a) The stock subject to the Options shall be Common Stock.
     (b) Subject to adjustment as described in Sections 6(c) and 6(f), the total number of shares of Common Stock which may be issued under options shall not exceed 1,250,000. Common Stock issued pursuant to this Plan may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company treasury or acquired by the Company for the purposes of this Plan. The Committee may direct that any certificate evidencing Common Stock pursuant to this Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.
     (c) If there is any change in the number of outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split, reverse stock split, recapitalization, reclassification of shares, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for issuance both in the aggregate and with respect to each outstanding Option, and the purchase price per share under each outstanding Option, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. In the event of any merger, consolidation or combination of the Company with or into another corporation (other than a merger, consolidation or combination in which the Company is the surviving corporation and which does not result in any reclassification or other change in the number of outstanding shares of Common Stock), each Optionee shall have the right thereafter and during the term of each such Option to receive upon exercise (subject to the provisions of the Option Agreement) of such Option, for each share of Common Stock as to which the Option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof which would have been received upon such merger, consolidation or combination by the holder of one share of Common Stock immediately prior to such merger, consolidation or combination.
     (d) Subject to adjustment from time to time to the extent consistent with this Section 6(d) and Section 424 of the Code, the maximum number of shares that may be issued under Incentive Stock Options is 1,250,000. Options granted under this Plan may be substituted or assumed in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The preceding sentence applies to Incentive Stock Options and Nonqualified Stock Options.
     (e) Company’s Purchase Option.
     (1) Upon the occurrence of a Change In Control, the Company shall have the option to purchase and redeem from any Optionee, or executor or administrator or other duly appointed representative of such Optionee, all the Options owned by said Optionee or held for the benefit of said Optionee, for a purchase price equal to the difference between the Option Exercise Price and the Fair Market Value. In the event that the Company exercises its right to repurchase Optionee’s Options, any unvested Options shall be deemed fully vested on the day preceding the date the Company exercises its repurchase option.
     (2) For purposes of this Section 6(e), a “Change In Control” shall be deemed to have occurred when any “person,” including a “group,” as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively, the “Exchange Act”), becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of more than 50% of the outstanding voting common stock of the Company.
     (3) The aforesaid option contained in this Section 6(e) shall be exercised by the Compensation Committee by written notice to such Optionee, executor or administrator or other duly appointed representative of Optionee, at any time during the six month period following the date of the Change in Control or such longer period of time as is reasonable.
     (f) If any outstanding Option for any reason expires or is terminated without having been exercised in full, the Common Stock allocable to the unexercised portion of such Option shall (unless this Plan shall have been terminated) become available for subsequent grants of Options to other Employees. Shares of Common Stock purchased from Optionees in accordance with Section 6(e) or the shareholders agreement in Section 7(h) shall also become available for subsequent grants of Options to other Employees, but shall not increase the maximum number of shares that may be issued under Incentive Stock Options.
7. Terms and Conditions of Options
     Each Option granted shall be evidenced by an Option Agreement in such form as the Committee may from time to time prescribe. By accepting an Option, the Optionee agrees that the Option shall be subject to the provisions of the terms of this Plan and the applicable Option Agreement. Options shall comply with and be subject to the following terms and conditions:
     (a) Type of Options. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or any combination of the two. Subject to Section 7(c), at the time of the grant of each Option, the Committee shall designate the Option in the Option Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. An Option designated an Incentive Stock Option may, prior to its exercise, be changed to a Nonqualified Stock Option if the Optionee consents to the change; however, any change to extend the exercise period of an Incentive Stock Option pursuant to Section 7(e)(3) does not require the consent of the Optionee.
     (b) Option Exercise Price. Each Option shall state the option exercise price (“Option Exercise Price”), which for Options that are Incentive Stock Options shall be not less the 100% of the Fair Market Value of the shares of Common Stock on the Grant Date of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Exercise Price shall not be less than 110% of such Fair Market Value on the Grant Date of the Option. The Option Exercise Price for Nonqualified Stock Options shall not be less than 50% of the Fair Market Value of the shares of Common Stock on the Grant Date of the Option, unless otherwise approved by the Board.
     (c) Value of Common Stock. Options may be granted to any Optionee for Common Stock. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares shall be determined as of the Grant Date of the relevant Option.
     (d) Medium and Time of Payment. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company or its designee accompanied by payment of the Option Exercise Price. The notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised. The notice of exercise, once given, shall be irrevocable. Prior to a Public Offering of Stock, the Option Exercise Price shall be paid in full, at the time of exercise, in United States dollars in cash or by check. After a Public Offering of Stock, the Option Exercise Price shall be paid in full, at the time of exercise, either: (i) in United States dollars in cash or by check; (ii) with the Committee’s approval, surrendering Common Stock or delivering a properly executed form of attestation of ownership of Common Stock as the Committee may require (including withholding shares otherwise deliverable upon exercise of the Option) which have on the date of surrender or attestation a Fair Market Value in the aggregate equal to such Option Exercise Price and that have been held by the Optionee for at least six months prior to the surrender or attestation; (iii) with the Committee’s approval, by directing the Company to deduct from the shares issuable upon the exercise of an Option a number of whole shares having a Fair Market Value, as determined by the Committee, equal to the Option Exercise Price (an exercise in accordance with (iii) shall necessarily involve the surrender and cancellation of the Option with respect to the shares deducted); or (iv) with the Committee’s approval, by any combination of (i) – (iii) above. A “Public Offering of Stock” shall be deemed to have occurred upon the effective date of a registration statement to sell common stock of the Company, of any class, on a national securities exchange or over the counter market.
     (e) Vesting, Term of Option and Exercise.
     (1) Each Option Agreement shall provide the applicable vesting and exercise schedule for the Option as determined in the discretion of the Committee. Each Option Agreement may contain a vesting or exercise schedule based on time or performance related goals.
     (2) Options shall be exercisable over the exercise period specified by the Committee in the Option Agreement; provided, however, that the exercise period shall be no more than five (5) years from the Grant Date thereof. The exercise period shall be subject to earlier termination as provided in Section 7(f) below.
     (3) Notwithstanding Section 7(e)(2) and any Option Agreement that provides to the contrary, any Option that has an exercise period that would otherwise expire on June 30, 2004, and has not been exercised on or before June 30, 2004, shall have its exercise period automatically extended to June 30, 2007 without any further action by the Company or the Optionee. The extension of the exercise period of any Option pursuant to this Section 7(e)(3) shall cause the Option to be considered a Nonqualified Stock Option after June 30, 2004.
     (f) Termination of Employment; Death.
     (1) Upon an Optionee’s Termination of Employment other than by death, or long-term disability (as defined in the Company’s long-term disability plan) or termination without cause as determined by the Committee, any portion of an Option not theretofore exercised shall terminate simultaneously upon the Optionee’s Termination of Employment, except to the extent otherwise provided in Section 7(f)(3).
     (2) Upon an Optionee’s Termination of Employment by death or long-term disability or termination without cause, exercise must occur prior to 5:00 p.m. (Eastern Time) on the 90th day after the Termination of Employment (even if such date occurs after the date the Option would otherwise have expired but for this provision). Any exercise of an Option following an Optionee’s death or long-term disability shall be made only by the Optionee’s executor or administrator or other duly appointed representative, as the case may be, reasonably acceptable to the Committee, unless the Optionee’s will specifically disposes of such Option, in which case such exercise shall be made only by the recipient of such specific disposition. If an Optionee’s legal representative or the recipient of a specific disposition under the Optionee’s will is entitled to exercise any Option pursuant to the preceding sentence, such representative or recipient shall be bound by the provisions of this Plan and the applicable Option Agreement to which the Optionee’s options are subject, and such representative or recipient must execute the then applicable shareholders agreement as a condition to the exercise of any such Option. Any portion of an Option not exercised in accordance with this Section 7(f)(2) shall terminate simultaneously upon the expiration of the applicable exercise period after Termination of Employment except to the extent otherwise provided in Section 7(f)(3).
     (3) The Committee may, in the applicable Option Agreement, waive or modify the application of any of the foregoing provisions of this Section 7, even though such waiver or modification may cause the Options granted under such Option Agreement to fail to qualify as Incentive Stock Options.
     (g) Nontransferability of Options. Options shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee’s legal representative.
     (h) Rights as a Shareholder and Execution of Shareholders Agreement. An Optionee or a transferee of an Option shall have no rights as a shareholder with respect to any Common Stock covered by his Option until the date of the issuance of a stock certificate to him for such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(c) above. Prior to the transfer to the Optionee of a certificate representing shares of Common Stock acquired pursuant to the exercise of an Option, the Company shall require the Optionee to become a party to the then current version of a shareholders agreement including a limitation on the transferability of shares of Common Stock and a right on the part of the Company to repurchase shares of Common Stock from its shareholders for Fair Market Value. A copy of such shareholders agreement shall be prepared and distributed to Optionee prior to the first date any Option granted hereunder first becomes exercisable. The form of shareholders agreement in effect as of the effective date of this Plan is attached hereto as Attachment A.
     (i) Other Provisions. The Option Agreements authorized under this Plan may contain such other provisions, including, without limitation: (i) the imposition of restrictions upon the exercise of an Option; and (ii) compliance with applicable federal and state laws, including securities laws, that the Committee shall deem advisable.
8. Taxes
     No shares shall be delivered under the Plan to any Optionee or other person until such Optionee or other person has made arrangements acceptable to the Committee for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares or the disqualifying disposition of shares received on exercise of an Incentive Stock Option. Upon exercise of an Option, the Company or its designee shall have the right to deduct from the shares issuable upon the exercise of the Option, or to accept from Optionee (with the approval by the Company or its designee) the tender of, a number of whole shares having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, the Company or its designee, in its sole discretion, shall have the right to require Optionee, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option, or the shares acquired upon the exercise thereof.
9. Restrictions
     The following rules shall apply in the event that the Company becomes publicly-traded or the rules are deemed by the Company to be appropriate to assure an exemption from any registration requirements.
     (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Option, the issuance or purchase of Common Stock or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the Committee’s full satisfaction.
     (b) The term “Consent” as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any inter-dealer quotation system of a registered national securities association or any national securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Optionee with respect to the disposition of Common Stock, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification, or to obtain an exemption from the requirement that any such listing, qualification or registration, be made, and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.
     (c) In furtherance of the foregoing, at the time of any exercise of an Option, the Committee may, if it shall determine it necessary or desirable for any reason, require the Optionee as a condition to the exercise thereof, to deliver to the Committee a written representation of the Optionee’s present intention to purchase the Common Stock for investment and not for distribution. If such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of an Option and a stop transfer order may be placed with the transfer agent. Each such Option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Option upon any securities exchange, inter-dealer quotation system or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee shall not have the power to require or oblige the Company to register any Common Stock subject to an Option and any requirement imposed by the Committee relating to the registration of Common Stock shall not bind the Company to cause the registration of such Common Stock.
10. Savings Clause
     Notwithstanding any other provision hereof, this Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be granted under Section 422 of the Code. If this Plan or any provision of this Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if this Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.
11. Nature of Payments
     (a) All Options granted shall be in consideration of services performed for the Company by the Optionee.
     (b) All Options granted shall constitute a special incentive payment to the Optionee and shall not be taken into account in computing the amount of salary or compensation of the Optionee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Optionee, unless such plan or agreement specifically otherwise provides.
     (c) The Plan shall not confer upon any Optionee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment at any time, with or without cause.
12. Non-Uniform Determinations
     The determinations of the Committee and the Board under this Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Options (whether or not such persons are similarly situated).
13. Other Payments or Options
     Nothing contained in this Plan shall be deemed in any way to limit or restrict the Company from making any option to purchase Common Stock or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
14. Section Readings

     The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.
15. Amendment and Termination
     (a) The Board may from time to time suspend, discontinue, revise or amend this Plan in any respect whatsoever, provided that: (i) the Board shall consider the impact of Section 409A of the Code on any Plan revision or amendment; and (ii) any amendment that would increase the number of shares which may be issued under this Plan shall be subject to the approval of the holders of a majority of outstanding voting common stock at a meeting of shareholders at which a quorum is present or by written consent of a majority of outstanding voting common stock. In addition, no such amendment shall materially impair any rights or materially increase any obligations of an Optionee under an outstanding Option without the consent of the Optionee (or, upon the Optionee’s death or adjudication of mental incapacity, the person having the right to exercise the Option).
     (b) The Committee may cancel any outstanding Option and grant a new Option in substitution therefore, provided that the Committee shall consider the impact of Section 409A of the Code on any such cancellation and substitution. The Committee also may amend any outstanding Option Agreement, including any amendment which would: (i) accelerate the time or times at which the Option becomes unrestricted or may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the Option Agreement; or (iii) waive or amend the operation of Section 7(f) above with respect to the termination of the Option upon Termination of Employment; provided the Committee shall consider the impact of Section 409A of the Code on any such amendment. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of an Optionee under an outstanding Option shall be made only with the consent of the Optionee (or, upon the Optionee’s death, the person having the right to exercise the Option).
16. Governing Law
     The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Delaware without regard to its conflict of laws principles.
     As approved by the Board of Directors of Emergent BioSolutions Inc. this 26th day of January 2005.